Exhibit (A)(16)

AMENDED AND RESTATED CERTIFICATE

OF LIMITED PARTNERSHIP

OF

ARCO CHEMICAL PROPERTIES, L.P.

This Amended and Restated Certificate of Limited Partnership of ARCO Chemical Properties, L.P. (the “Partnership”) is being duly executed and filed pursuant to Section 17-210 of the Delaware Revised Uniform Limited Partnership Act by the undersigned general partner of the Partnership (the “General Partner”) to amend and restate in its entirety the Partnership’s Certificate of Limited Partnership filed with the Office of the Secretary of State of the State of Delaware on January 1,1996.

1. The Certificate is hereby amended to reflect a change in the name of the Partnership from “ARCO Chemical Properties, L.P.” to “Lyondell Chemical Properties, L.P.”

2. The address of the registered office of the Partnership in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

3. The name and business address of the General Partner is:

Lyondell Chemical Technology Management, Inc.

Two Greenville Crossing

4001 Kennett Pike, Suite 238

Greenville, Delaware 19807

IN WITNESS WHEREOF, the undersigned has hereunto set its hand this 31st day of May, 2005.

ARCO Chemical Properties, L.P.

By:	Lyondell Chemical Technology Management, Inc. General Partner

By:
	Name:	Francis P. McGrail
	Title:	President

CERTIFICATE OF LIMITED PARTNERSHIP

This certificate is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act.

1.	The name of the limited partnership is:

ARCO Chemical Properties, L.P.

2.	The address of the registered office is:

Corporation Trust Center

1209 Orange Street

Wilmington, DE 19801

The name of the registered agent is:

The Corporation Trust Company

The address of the registered agent is the same as the address of the registered office.

3.	The name and business address of the general partner is:

ARCO Chemical Technology Management, Inc.

2 Greenville Crossing

4001 Kennett Pike, Suite 238

Greenville, DE 19807

4.	The limited partnership shall be formed and shall come into existence on the following date:

January 1, 1996.

ARCO Chemical Technology Management. Inc., as the general partner of the limited partnership

By
Margaret M. Buchanan
Vice President

Signed on December 28, 1995